SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2000


                              ePhone Telecom, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or other jurisdiction of incorporation)

                                                         98-0204749
          000-27699                                    Not Applicable
   ------------------------                 ------------------------------------
   (Commission File Number)                 (IRS Employer Identification Number)

         Suite 1000, 355 Burrard Street, Vancouver B.C., Canada V6C 2G8
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (604) 482-6166
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                     (Telephone Number, Including Area Code)

                                (Not Applicable)
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

             (1) Strategic Alliance.

              ePhone Telecom, Inc. (the "Company") made a public announcement on April 5, 2000 of its strategic alliance with Comdial Corporation ("Comdial") and Array Telecom Corporation ("Array Telecom"), a wholly owned subsidiary of Comdial. The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

             The terms of the strategic alliance are embodied in a strategic alliance agreement (the "Agreement"), set forth as Exhibit 10.1 hereto, and a related licensing agreement (the "License"), set forth as Exhibit 10.2 hereto.

             In connection with the Agreement and the License, the Company made an initial payment to Comdial of $2.65 million. As part of the Agreement, the Company received the fixed assets of Array Telecom and will assume the lease for Array Telecom's Herndon, Virginia facilities. The License grants the Company an exclusive license for all Voice over Internet Protocol (VoIP) technology that has been developed by Array Telecom for a period of five years.

         (2) Special Warrants Offering.

         On March 7, 2000, the Company finalized an Agency Agreement with Groome Capital.com Inc. of Canada ("Groome"). Groome agreed to act as the Company's agent to offer in a private placement, primarily in Canada, but also globally -- excluding the United States -- up to 16,363,635 Special Warrants at and for a price of $1.10 per Special Warrant. Each Special Warrant entitles the holder to receive at no cost, one Unit ("Unit"). Each Unit is comprised of one share of common stock of the Company and one warrant ("Warrant"). The Warrant entitles the holder to purchase an additional share of the Company during a term of 24 months at and for a price of $1.60 per share. The offering has no minimum subscription. The Company will pay Groome commissions of 8% of the gross proceeds received by the Company from the sale of the Special Warrants. Groome will also receive as compensation:

(a) Units equal to 8% of the number of Units sold pursuant to the private placement offering; and

(b) A 24 month option to purchase up to a further 250,000 shares of common stock of the Company exercisable at a price of $0.60 per share.

         On March 31, 2000 the Company received $8,636,363 from the sale of the first tranche Special Warrants by Groome.

             (3)  Cautionary Factors.

          The attached press release contains forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: the effect of changing economic conditions, trends in the development of the Internet as a commercial medium and carrier of telephony traffic, market acceptance risks, technological development risks, seasonality and other risk factors.

Item 7.  Financial Statements and Exhibits.

             The following exhibits are filed as a part of this report:

             Exhibit No.

             10.1  Strategic Alliance Agreement.  Filed herewith.
             10.2  License Agreement.  Filed herewith.
             99.1  News release.  Filed herewith.



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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                            ePHONE TELECOM, INC.

                                            By   /s/  Robert Clarke
                                                 ------------------------
                                                 Robert Clarke

                                            Date: April 17, 2000


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                                  EXHIBIT INDEX

Exhibit No.  Description

10.1       Strategic Alliance Agreement.  Filed herewith.
10.2       License Agreement.  Filed herewith.
99.1       News release.  Filed herewith.


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